Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65200, 333-58957, 333-35919, 333-97015, 333-106568, 333-106571, 333-112791 and 333-118016) and Form S-3 (Nos. 333-130411, 333-131533, 333-130004, 333-36038, 333-41300, 333-67906, 333-36603, 333-38431, 333-108926 and 333-112681) of Cell Therapeutics, Inc. of our report dated March 14, 2006 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

Los Angeles, CA

March 14, 2006